Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of March 22, 2018, is by and among NEOGENOMICS LABORATORIES, INC., a Florida corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto, and REGIONS BANK, as administrative agent (the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, credit facilities have been extended to the Borrower pursuant tthat certain Credit Agreement, dated as of December 22, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among the Borrower, the Guarantors identified therein, the Lenders identified therein, and Regions Bank, as Administrative Agent and Collateral Agent; and

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement, and the Required Lenders have agreed to the requested modifications on the terms set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.    Amendments to the Credit Agreement.

2.1    The following definitions are added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” to which Section 4975 of the Internal Revenue Code applies or (c) any Person whose underlying assets include “plan assets” of any such “employee benefit plan” or “plan” within the meaning of 29 CFR 2510.3-101 as modified by Section 3(42) of ERISA.

“LIBOR Replacement Rate” means as defined in Section 3.1(h).
“LIBOR Scheduled Unavailability Date” means as defined in Section 3.1(h).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
2.2    The definition of “Adjusted LIBOR Rate” in Section 1.1 of the Credit Agreement is amended by removing clause (iii) and removing “or” at the end of clause (ii).

2.3    The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is amended by inserting “(A)” between “(ix)” and “other” and inserting the following language in clause (ix) immediately after “for such period”:

and (B) a one-time add-back in the amount of $340,845 for the Fiscal Quarter ended September 30, 2017 for loss of gross margin resulting from the impact of hurricanes on Holdings and its Subsidiaries in such Fiscal Quarter

2.4    The definition of “Index Rate” in Section 1.1 of the Credit Agreement is amended by removing clause (c) and removing “, or” at the end of clause (b).

2.5    The definition of “Obligations” in Section 1.1 of the Credit Agreement is amended by adding “(a)” between the words “of” and “each” in the first line, and by adding the following clause (b) immediately after the words “Secured Treasury Management Agreement”:

and (b) each Subsidiary of any Credit Party from time to time owed to the Qualifying Swap Providers and the Qualifying Treasury Management Banks under any Secured Swap Agreement or Secured Treasury Management Agreement, in each case

2.6    Section 3.1 of the Credit Agreement is amend by adding the language set forth on Exhibit A attached hereto as a new clause (h).

2.7    Section 6.17 of the Credit Agreement is amended by removing “and” at the end of clause (d), replacing the “.” at the end of clause (e) with “, and”, and inserting the following as a new clause (f):

(f) the Borrower represents and warrants as of the Closing Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.
2.8    Section 8.7(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

(a)     Consolidated Leverage Ratio.     Permit the Consolidated Leverage Ratio as of the end of any Fiscal Quarter of the Borrower to be greater than (i) for any Fiscal Quarter ending on or after March 31, 2017 to and including December 31, 2018, 3.75:1.0, (ii) for any Fiscal Quarter ending on or after March 31, 2019 to and including December 31, 2019, 3.50 to 1.0, (iii) for any Fiscal Quarter ending on or after March 31, 2020 to and including December 31, 2020, 3.25 to 1.0, and (iv) for any Fiscal Quarter ending on or after March 31, 2021 and thereafter, 3.00:1.0.

2.9    A new Section 11.22 is added to the Credit Agreement to read as set forth on Exhibit B attached hereto.

3.     Conditions Precedent. This Amendment shall become effective as of the date hereof upon satisfaction of each of the following conditions precedent in each case in a manner reasonably satisfactory to the Administrative Agent:

3.1.    Amendment. Receipt by the Administrative Agent of executed counterparts of this Amendment properly executed by an Authorized Officer of each Credit Party, the Required Lenders and the Administrative Agent.

3.2.    Fees and Expenses. The Administrative Agent shall have confirmation that all reasonable out-of-pocket fees and expenses required to be paid on or before the date hereof, including those fees in connection with that certain Fee Letter dated as of the date hereof by and between the Borrower and the Administrative Agent, have been paid, including the reasonable out-of-pocket fees and expenses of counsel for the Administrative Agent.

4.     Amendment is a “Credit Document”. This Amendment is a Credit Document and all references to a “Credit Document” in the Credit Agreement and the other Credit Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Credit Documents) shall be deemed to include this Amendment.

5.    Representations and Warranties; No Default. Each Credit Party represents and warrants to the Administrative Agent that, on and as of the date hereof, immediately after giving effect to this Amendment, (a) the representations and warranties contained in Section 6 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except to the extent such representation or warranty is already qualified by materiality in which case such representation and warranty is true and correct in all respects) on and as the date hereof, except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects (except to the extent such representation or warranty is already qualified by materiality in which case such representation and warranty is true and correct in all respects) as of such earlier date, and (b) no event has occurred and is continuing which constitutes an Event of Default or a Default.

6.    Reaffirmation of Obligations. Each Credit Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Credit Documents and (c) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not operate to reduce or discharge such Credit Party’s obligations under the Credit Documents.

7.    Reaffirmation of Security Interests. Each Credit Party (a) affirms that each of the Liens granted in or pursuant to the Credit Documents are valid and subsisting and (b) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not in any manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Credit Documents.

8.    No Other Changes. Except as modified hereby, all of the terms and provisions of the Credit Documents shall remain in full force and effect.

9.    Counterparts/Facsimile. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Amendment.

10.    Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be duly executed as of the date first written above.

BORROWER:	NEOGENOMICS LABORATORIES, INC.,
a Florida corporation
By: /s/George Cardoza
Name: George Cardoza
Title: CFO

GUARANTORS:	NEOGENOMICS, INC.,
a Nevada corporation

By: /s/George Cardoza
Name: George Cardoza
Title: CFO

CLARIENT, INC.,
a Delaware corporation

By: /s/George Cardoza
Name: George Cardoza
Title: CFO

CLARIENT DIAGNOSTIC SERVICES, INC.,
a Delaware corporation
By: /s/George Cardoza
Name: George Cardoza
Title: CFO

NEOGENOMICS BIOINFORMATICS, INC.
a Florida corporation
By: /s/George Cardoza
Name: George Cardoza
Title: CFO

[SIGNATURE PAGES CONTINUE]

ADMINISTRATIVE AGENT:	REGIONS BANK, as Administrative Agent

By: /s/ Ned Spitzer
Name: Ned Spitzer
Title: Managing Director

LENDERS:	REGIONS BANK,

By: /s/ Ned Spitzer
Name: Ned Spitzer
Title: Managing Director

BANK OF AMERICA, N.A.,

By: /s/Heath B. Lipson
Name: Heath B. Lipson
Title: Senior Vice President

WELLS FARGO BANK, N.A.,

By: /s/ Teddy Koch
Name: Teddy Koch
Title: Director

HANCOCK BANK

By: /s/ Megan R. Brearey
Name: Megan R. Brearey
Title: Senior Vice President

THE HUNTINGTON NATIONAL BANK,

By: /s/ Josephine C. Wisniewski
Name: Josephine C. Wisniewski
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION,

By: /s John Astrab
Name: John Astrab
Title: SVP

[SIGNATURE PAGES CONTINUE]
CADENCE BANK, NATIONAL ASSOCIATION,

By: /s/ Will Donnelly
Name: Will Donnelly
Title: AVP

FRANKLIN SYNERGY BANK,

By: /s/ Lisa Fletcher
Name: Lisa Fletcher
Title: Senior Vice President

SEASIDE NATIONAL BANK & TRUST,

By: /s/ Wayne Griest
Name: Wayne Griest
Title: Market President

EXHIBIT A

(h)    LIBOR Replacement Rate. Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, but without limiting Sections 3.1(a) and (b) above, if the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), or the Borrower or Required Lenders notify the Administrative Agent (with in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) shall have determined (which determination likewise shall be final and conclusive and binding upon all parties hereto), that (i) the circumstances described in Section 3.1(a)(i) have arisen and that such circumstances are unlikely to be temporary, (ii) the relevant administrator of LIBOR or a Governmental Authority having or purporting to have jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR shall no longer be made available, or used for determining interest rates for loans in the applicable currency (such specific date, the “LIBOR Scheduled Unavailability Date”), or (iii) syndicated credit facilities among national and/or regional banks active in leading and participating in such facilities currently being executed, or that include language similar to that contained in this Section 3.1(h), are being executed or amended (as applicable) to incorporate or adopt a new interest rate to replace LIBOR for determining interest rates for loans in the applicable currency, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate rate of interest, giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative rates of interest (any such proposed rate, a “LIBOR Replacement Rate”), and make such other related changes to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 3.1(h) (provided, that any definition of the LIBOR Replacement Rate shall specify that in no event shall such LIBOR Replacement Rate be less than zero for purposes of this Agreement) and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment. The LIBOR Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification to application by the Administrative Agent made as so determined shall not require the consent of, or consultation with, any of the Lenders). For the avoidance of doubt, the parties hereto agree that unless and until a LIBOR Replacement Rate is determined and an amendment to this Agreement is entered into to effect the provisions of this Section 3.1(h), if the circumstances under clauses (i) and (ii) of this Section 3.1(h) exist, the provisions of Section 3.1(a) shall apply.

EXHIBIT B
Section 11.22    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)        In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that:
(i)    none of the Administrative Agent, the Joint Lead Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related to hereto or thereto);
(ii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR §2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that has under management or control, total assets of at least $50 million, in each case as described in 29 CFR §2510.3-21(c)(1)(i)(A)-(E);
(iii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies;
(iv)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Internal Revenue Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and
(v)    no fee or other compensation is being paid directly to the Administrative Agent, the Joint Lead Arrangers or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.
(c)    The Administrative Agent and the Joint Lead Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.